Exhibit 99.1

UNITED                                                              News Release

Worldwide Communications:

Media Relations Office:  847.700.5538
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Jeff Green: 847.700.4206

UNITED AND GERMAN BANK KfW

AGREE TO RESTRUCTURE DEBT

For Immediate Release

CHICAGO, Nov. 5, 2002 - United Airlines (NYSE: UAL) announced today that it has reached an agreement in principle with Kreditanstalt für Wiederaufbau (KfW) to restructure approximately $500 million in debt obligations due in November and December of 2002.  The resulting restructured obligation will have a final maturity in 2007.  All terms and conditions of this restructuring are subject to definitive documentation which United and KfW intend to conclude promptly.

"We appreciate this significant show of confidence in United's future by KfW," said Glenn Tilton, United's chairman, president and chief executive officer.  "This is a welcome development in our continuing efforts to achieve an out-of-court financial recovery."

United operates nearly 1,800 flights a day on a route network that spans the globe.  News releases and other information about United may be found at the company's website at www.united.com.